UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 10, 2011

Forward Industries, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New York	000-6669	13-1950672
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3110 Main St., Suite 400 Santa Monica, CA	90405
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 526-3005

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

            On Wednesday, May 11, 2011, Forward Industries, Inc. (the “Company”) issued a press release, dated May 11, 2011, announcing its results of operations for the three and six months ended March 31, 2011, a copy of which release is attached hereto as Exhibit 99.1.

            More complete information relating to the Company’s results of operations and financial condition for such periods is contained in the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on May 11, 2011.

            The foregoing description is qualified in its entirety by reference to the above-referenced press release, which is incorporated herein by reference, and the above-referenced Form 10-Q.

            The information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities thereof, nor shall it be deemed to be incorporated by reference into future filings by the Company under the Exchange Act or under the Securities Act of 1933, as amended, except to the extent specifically provided in any such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

            (d) Election of New Director.  On May 10, 2011, Ms. Ciara Burnham was elected to the Company's Board of Directors by unanimous vote of the Board pursuant to nomination made by the Board’s Nominating and Governance Committee, the term of office to run until the next annual meeting of shareholders.  It is anticipated that the Board of Directors will in the near future appoint Ms. Burnham as a member of one or more of the Audit, Compensation, and Nominating and Governance Committees of the Board in view of her status as an independent director.

            There was no arrangement or understanding between Ms. Burnham and any other persons pursuant to which Ms. Burnham was selected as director other than the proposal and approval of her candidacy by the Nominating and Governance Committee in the discharge of its Charter mandate. There are no transactions reportable pursuant to Item 404(a) of Regulation S-K in connection with Ms. Burnham’s election as director.  It is anticipated that Ms. Burnham will participate in the Company’s programs for director compensation on the same basis as the other members of the Board, as described in the Company’s most recent proxy statement.

            In connection with this action and as permitted by Section 303 of the Third Amended and Restated By-Laws of the Company (which prescribes the number of directors at not fewer than three nor more than seven, as fixed from time to time by Board resolution), the Board approved the increase in the size of the Board of Directors from six to seven members.

Item 9.01.       Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are subject to risks and uncertainties. Actual results may differ substantially from those expressed or implied in any such forward-looking statements due to a number of factors, including without limitation those referred to in the above-referenced Quarterly Report on Form 10-Q and the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010. Readers are cautioned that all forward-looking statements are based on management’s present expectations, estimates and projections. Please refer to the Company’s report on Form 10-K for the year ended September 30, 2010 and subsequent reports on Forms 10-Q and 8-K as filed with the Securities and Exchange Commission for additional information. The Company is under no obligation (and expressly disclaims any obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 16, 2011	By:	/s/ Brett M. Johnson
		Name:	Brett M. Johnson
		Title:	President (Principal Executive Officer)

EXHIBIT INDEX

99.1	Press Release Relating to Results of Operations for Three and Six Months Ended March 31, 2011.